SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                      PACIFIC AEROSPACE & ELECTRONICS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:


          ---------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:


          ---------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.


          ---------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:


          ---------------------------------------------------------------------

     5)   Total fee paid:


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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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
                      PACIFIC AEROSPACE & ELECTRONICS, INC.

--------------------------------------------------------------------------------

     Notice of Annual Meeting of Shareholders to Be Held on October 12, 1999

--------------------------------------------------------------------------------

The Annual Meeting of Shareholders of Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company"), will be held at the West Coast Wenatchee Convention Center, located at 121 North Wenatchee Avenue, Wenatchee, Washington, on Tuesday, October 12, 1999, at 3:00 p.m. Pacific Daylight Time, for the following purposes:

     1.   To elect six directors of the Company;

     2. To approve the Company's 1999 Stock Incentive Plan, which is attached as Appendix A to the enclosed Proxy Statement;

     3. To ratify the appointment of KPMG LLP as the independent auditors of the Company; and

     4. To transact any other business that may properly come before the Annual Meeting.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

Only shareholders of record at the close of business on August 24, 1999, are entitled to notice of and to vote at the Annual Meeting or any adjournments of the meeting.

Please complete, sign, and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the meeting, you may revoke the proxy and vote personally on all matters brought before the meeting. A list of shareholders will be available for inspection by the shareholders at the Company's corporate headquarters at 430 Olds Station Road, Third Floor, Wenatchee, Washington 98801.


                                       By Order of the Board of Directors,

                                       /s/ DONALD A. WRIGHT

                                       Donald A. Wright
                                       Chairman of the Board,
                                       Chief Executive Officer and President


September 3, 1999
Wenatchee, Washington

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.

                       430 Olds Station Road, Third Floor
                           Wenatchee, Washington 98801
                                 (509) 667-9600


--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------


Purpose
-------

The Board of Directors of Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company"), is furnishing this Proxy Statement in connection with its solicitation of proxies to be voted at the Company's 1999 annual meeting of shareholders (the "Annual Meeting"). The Annual Meeting will be held at the West Coast Wenatchee Convention Center, 121 North Wenatchee Avenue, Wenatchee, Washington, on Tuesday, October 12, 1999, at 3:00 p.m. Pacific Daylight Time. The accompanying Notice of Annual Meeting of Shareholders, this Proxy Statement, and the enclosed proxy are first being mailed to shareholders on or about September 3, 1999.

Record Date and Outstanding Shares
----------------------------------

The Board of Directors has fixed August 24, 1999, as the record date (the "Record Date") for determining the holders of the Company's common stock, $.001 par value (the "Common Stock") who are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were 19,231,157 shares of Common Stock outstanding and entitled to vote (the "Voting Shares").

Proxies
-------

The Board of Directors is soliciting the enclosed proxy for use at the Annual Meeting and any adjournments of the meeting and will not vote the proxy at any other meeting. All proxies that are properly executed, received by the Company prior to or at the Annual Meeting, and not properly revoked by the shareholder in accordance with the next paragraph, will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions in the proxy.

Revocation of Proxies
---------------------

The person giving any proxy in response to this solicitation may revoke it at any time before the proxy is voted:

     o by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy; or

     o by signing and dating a subsequent proxy relating to the same Voting Shares and delivering it to the Secretary of the Company before the Annual Meeting; or

     o by attending the Annual Meeting and voting in person. However, attendance at the Annual Meeting without voting in person will not constitute a revocation of a proxy.

Any written notice revoking a proxy should be sent to Pacific Aerospace & Electronics, Inc., 430 Olds Station Road, Third Floor, Wenatchee, Washington, 98801, Attention: Sheryl A. Symonds, Secretary, or hand delivered to Ms. Symonds at the Annual Meeting, at or before the taking of the vote.

Quorum
------

The presence in person or by proxy of at least a majority of the Voting Shares is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum.

Voting
------

The Voting Shares represented by each proxy will be voted in accordance with the instructions given on the proxy. If no instructions are indicated, the proxy will be voted as follows:

     o FOR the six nominees to the Board of Directors named in this Proxy Statement;

     o FOR approval of the Company's 1999 Stock Incentive Plan, which is attached as Appendix A to this Proxy Statement;

     o FOR ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending May 31, 2000; and

     o at the discretion of the persons named in the proxy, on any other business that may properly come before the Annual Meeting.

Results of Voting
-----------------

Under applicable law and the Company's Articles of Incorporation and Bylaws, if a quorum is present at the Annual Meeting:

     1. The six nominees for election to the Board of Directors who receive the largest number of the votes cast for the election of directors by the holders of the Voting Shares present in person or represented by proxy will be elected directors. Each shareholder will be entitled to one vote for each Voting Share held by that shareholder, and will not be entitled to cumulate votes in the election of directors.

     2. The Company's 1999 Stock Incentive Plan will be approved if a majority of the shares present in person or represented by proxy vote in favor of approval.

     3. The appointment of KPMG LLP as the Company's independent auditors will be ratified if the number of votes cast in favor of ratification exceeds the number of votes cast against it.

Abstentions and broker non-votes will have no effect on the outcome of the voting because they will not represent votes cast, except that abstentions will have the effect of a vote against Proposal 2.

Solicitation of Proxies
-----------------------

The Company will bear the cost of preparing, printing, and mailing this Proxy Statement and of the solicitation of proxies by the Board of Directors. Solicitation will be made by mail and, in addition, may be made by directors, officers, and employees of the Company personally, or by telephone or facsimile. The Company will request brokers, custodians, nominees, and other like parties to forward copies of proxy materials to the beneficial owners of the Common Stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection.


PROPOSAL 1 - ELECTION OF DIRECTORS
             ---------------------

Nominees
--------

The Board of Directors of the Company will consist of six directors, who will be elected at the Annual Meeting to serve until their successors are elected at the next annual meeting of shareholders. Unless a proxy received by the Company directs otherwise or is properly revoked, that proxy will be voted FOR the election of the following nominees:

                                  Director
Name                      Age     Since        Position with Company
----                      ---     --------     ---------------------
Donald A. Wright          47      02/95        Chairman of the Board, Chief
                                               Executive Officer and President

Werner Hafelfinger        53      08/98        Director, Chief Operating Officer
                                               and Vice President Operations

Allen W. Dahl, M.D.       71      02/95        Director

Dale L. Rasmussen         49      06/97        Director

Robert M. Stemmler        64      05/99        Director

William A. Wheeler        65      06/97        Director

All of the nominees are currently directors of the Company. If any nominee is unable to stand for election, the Voting Shares represented by all proxies in favor of the above slate will be voted for the election of the substitute nominee recommended by the Board of Directors. The Company is not aware that any nominee is or will be unable to stand for election.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                     "FOR" ALL OF THE NOMINEES NAMED ABOVE.

Directors and Executive Officers
--------------------------------

The following table sets forth information as of August 24, 1999, regarding the directors and executive officers of the Company.

Name                       Age      Position with Company
--------------------------------------------------------------------------------
Donald A. Wright           47       Chairman of the Board, Chief Executive
                                    Officer and President

Werner Hafelfinger         53       Chief Operating Officer, Vice President
                                    Operations, Director

Nick A. Gerde              54       Chief Financial Officer, Vice President
                                    Finance, Treasurer and Assistant Secretary

Sheryl A. Symonds          44       Vice President Administration, General
                                    Counsel and Secretary

Allen W. Dahl, M.D.        71       Director

Dale L. Rasmussen          49       Director

Robert M. Stemmler         64       Director

William A. Wheeler         65       Director

Donald A. Wright. Donald A. Wright has been the Chairman of the Board, Chief Executive Officer and President of the Company since February 1995, and of its predecessors since 1990. Mr. Wright is also an officer and director of each of the Company's operating subsidiaries.

Werner Hafelfinger. Werner Hafelfinger has been a director of the Company since August 17, 1998. Mr. Hafelfinger has been Vice President Operations and Chief Operating Officer of the Company since March 1999. Mr. Hafelfinger was employed by St. Jude Medical (Cardiac Rhythm Management Division), a manufacturer of implantable medical devices, from 1984 until February 1999, where he served as Vice President of Global Manufacturing.

Nick A. Gerde. Nick A. Gerde has been the Vice President Finance and Chief Financial Officer of the Company since February 1995. He has been the Treasurer of the Company since August 1996, and Assistant Secretary since November 1996. Mr. Gerde is also an officer and director of each of the Company's operating subsidiaries. Mr. Gerde served as a Business Development Specialist with the Economic Development Council of North Central Washington from July 1993 to June 1994, and as Vice President of Televar Northwest, Inc. (formerly a subsidiary of Orca Technologies, Inc.) from July 1994 to February 1995.

Sheryl A. Symonds. Sheryl A. Symonds has been the Vice President Administration and General Counsel of the Company since September 1997. Prior to joining the Company, Ms. Symonds was a partner at Stoel Rives LLP, currently the Company's primary outside legal counsel. Ms. Symonds joined Stoel Rives LLP in 1985 and became a partner in 1992. Ms. Symonds has been Secretary of the Company since August 1996 and is also Secretary of each of the Company's operating subsidiaries.

Allen W. Dahl. Dr. Allen W. Dahl has been a director of the Company since February 1995, and of its predecessors since September 1994. Dr. Dahl is retired from practice as a physician in the Puget Sound region of Washington.

Dale L. Rasmussen. Dale L. Rasmussen has been a director of the Company since June 1997. Mr. Rasmussen has been employed as the Senior Vice President and Secretary of IMPCO Technologies, Inc. since 1989.

Robert M. Stemmler. Robert M. Stemmler has been a director of the Company since May 14, 1999. Mr. Stemmler has been the Chairman, CEO and President of IMPCO Technologies, Inc. since 1993.

William A. Wheeler. William A. Wheeler has been a director of the Company since June 1997. Mr. Wheeler retired from Dowty Aerospace Yakima in May 1997, where he served as President, Chief Executive Officer and Chairman of the Board of Directors since 1979.

Director Compensation
---------------------

Under the Company's Amended and Restated Independent Director Stock Plan (the "Director Plan"), each non-employee director of the Company receives an initial award of options to purchase 2,500 shares of Common Stock when that director is first elected and an annual award of options to purchase 10,000 shares of Common Stock. In addition, non-employee directors receive $1,000 in cash per year for each committee on which they serve, and an additional $500 in cash per year for serving as chairperson of a committee. The Board may elect to pay any of the cash fees in shares of Common Stock. All directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors.

Vacancies
---------

Replacement directors for vacancies resulting from an increase in the size of the Board of Directors or the resignation or removal of a director may be appointed by the Board of Directors, or may be elected by the shareholders at a special meeting. Directors so appointed or elected hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

Board of Directors Meetings
---------------------------

The Company's Board of Directors met four times during fiscal 1999. Each incumbent director attended at least 75% of all meetings of the Board of Directors and the committees of which the director was a member during the period he was a director in fiscal 1999. The Board of Directors and the committees also approved certain actions by unanimous written consent.

Committees of the Board of Directors
------------------------------------

The Company's Board of Directors has established a Compensation Committee, a Finance and Audit Committee, a Nominating Committee, and an Option Committee.

Compensation Committee. The Compensation Committee establishes salaries, incentives, and other forms of compensation for the chief executive officer, the chief operating officer, the chief financial officer, the general counsel, the subsidiary presidents and certain other key employees of the Company and its subsidiaries. The Compensation Committee also administers policies relating to compensation and benefits other than option grants, including the Director Plan and the Company's Employee Stock Purchase Plan. Mr. Wheeler, Dr. Dahl and Mr. Rasmussen are the current members of the Compensation Committee. The Compensation Committee met four times during fiscal 1999 and approved certain actions by unanimous written consent.

Finance and Audit Committee. The Finance and Audit Committee reviews the Company's accounting policies, practices, internal accounting controls and financial reporting. The Finance and Audit Committee also oversees the engagement of the Company's independent auditors, reviews the audit findings and recommendations of the independent auditors, and monitors the extent to which management has implemented the findings and recommendations of the independent auditors. Mr. Rasmussen, Mr. Hafelfinger, and Mr. Wheeler are the current members of the Finance and Audit Committee. The Finance and Audit Committee met three times during fiscal 1999.

Nominating Committee. The Nominating Committee recommends individuals to be presented to the shareholders for election or reelection to the Board of Directors. Written proposals from shareholders for nominees for directors to be elected at the 2000 annual meeting of shareholders that are submitted to the Secretary of the Company by May 6, 2000, and that contain sufficient background information concerning the nominee to enable a judgment to be made as to his or her qualifications, will be considered by the Nominating Committee. Mr. Wright, Mr. Rasmussen, and Mr. Stemmler are the current members of the Nominating Committee. The Nominating Committee did not meet during fiscal 1999, but approved certain actions by unanimous written consent.

Option Committee. The Option Committee administers the Company's Amended and Restated Stock Incentive Plan, and has the duties described in that plan. If the shareholders approve the 1999 Stock Incentive Plan to be voted on at the 1999 Annual Meeting, the Option Committee will also administer that plan. Dr. Dahl, Mr. Rasmussen, and Mr. Stemmler are the current members of the Option Committee. The Option Committee met four times during fiscal 1999 and approved certain actions by unanimous written consent.

Securities Ownership of Directors, Executive Officers and Principal Shareholders
--------------------------------------------------------------------------------

The following table shows the Common Stock owned as of August 24, 1999 by (1) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock (each a "Principal Shareholder"); (2) each of the Company's directors; (3) the Named Executives (see "Executive Compensation"); and (4) all executive officers and directors of the Company as a group. Except as otherwise noted, the Company believes the persons listed below have sole investment and voting power with respect to the Common Stock owned by them. This table has been prepared to the best of the Company's knowledge based on the records of the Company's transfer agent and the Company's records on issuances of shares, as adjusted to reflect (a) changes in ownership documented in filings with the Securities and Exchange Commission made by certain shareholders and provided to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) statements provided to the Company by certain shareholders.

                                                        Amount and Nature of      Percentage of
Name and Address of Beneficial Owner:                 Beneficial Ownership (1)     Common Stock
-------------------------------------                 ------------------------    -------------
Donald A. Wright (2)                                         2,343,960               10.85%
c/o Pacific Aerospace & Electronics, Inc.
430 Olds Station Road, Third Floor
Wenatchee, WA 98801

Allen W. Dahl, M.D. (3)                                         42,401                   *
7300 Madrona Drive NE
Bainbridge Island, WA 98110

Werner Hafelfinger(4)                                          165,220                   *
c/o Pacific Aerospace & Electronics, Inc.
430 Olds Station Road, Third Floor
Wenatchee, WA 98801

Dale L. Rasmussen (3)                                           15,492                   *
c/o IMPCO Technologies, Inc.
708 Industrial Drive
Tukwila, WA  98188

Robert M. Stemmler (3)                                           8,137                    *
c/o IMPCO Technologies, Inc.
16804 Gridley Place
Cerritos, CA  90703

William A. Wheeler (3)                                          16,092                   *
2011 Lombard Lane
Yakima, WA 98902

Nick A. Gerde (5)                                              241,289                 1.24%
c/o Pacific Aerospace & Electronics, Inc.
430 Olds Station Road, Third Floor
Wenatchee, WA 98801

Sheryl A. Symonds (6)                                          213,881                 1.10%
c/o Pacific Aerospace & Electronics, Inc.
430 Olds Station Road, Third Floor
Wenatchee, WA 98801

Pension Fund of the Siemens Companies in Switzerland         2,440,000               11.25%
Freilagerstrasse 40
CH-8047, Zurich, Switzerland

All executive officers and directors as a group              3,046,472               13.66%
(8 persons) (7)

--------------

*    Less than 1%.
(1) Shares that a person has the right to acquire within 60 days are treated as outstanding for determining the amount and percentage of Common Stock owned by such person but are not deemed to be outstanding as to any other person or group.
(2)  Includes (a) 4,000 shares issuable upon exercise of public warrants, (b)
     100,000 shares issuable upon exercise of another warrant, and (c) 1,889,010 shares issuable upon exercise of vested stock options. Does not include
     18,550 unvested stock options.
(3)  Includes 10,000 shares issuable upon exercise of vested stock options.
(4)  Includes 110,000 shares issuable upon exercise of vested stock options.
(5)  Includes (a) 4,000 shares issuable upon exercise of public warrants, (b)
     25,000 shares issuable upon exercise of another warrant, and (c) 191,178 shares issuable upon exercise of vested stock options. Does not include
     4,878 unvested stock options.
(6)  Includes (a) 500 shares issuable upon exercise of public warrants and (b)
     210,000 shares issuable upon exercise of vested stock options.
(7) Includes currently exercisable warrants and options to purchase up to 2,565,447 shares of Common Stock.

Executive Compensation
----------------------

Summary Compensation Table

The following table sets forth in summary form the compensation paid by the Company to the Chief Executive Officer and to the Company's three most highly compensated executive officers (the "Named Executives") for services in all capacities to the Company for the last three fiscal years:

                                                                       Long-Term
                                                                      Compensation
                                                Annual          -----------------------
                                             Compensation              Securities
Name and Principal               Fiscal      ------------              Underlying           Other Annual
Position                         Year          Salary ($)          Options/SARs(#) (1)     Compensation ($)
------------------               ------      ------------       -----------------------   -----------------
Donald A. Wright                 1999             247,551             1,000,000 (2)            5,547 (3)
CEO and President                1998             192,000               650,000 (4)            4,800 (5)
                                 1997             160,000               920,000 (6)              400 (5)

Werner Hafelfinger               1999 (7)          33,654                50,000 (8)              600 (5)
COO, VP Operations

Nick A. Gerde                    1999             130,000               116,056 (2)            2,400 (5)
CFO, VP Finance,                 1998             100,000                75,000 (4)            2,400 (5)
Treasurer and                    1997              84,160                38,333 (4)               --
Assistant Secretary

Sheryl A. Symonds                1999             160,973               160,000 (2)               --
VP Administration,               1998 (9)         105,000               160,000 (4)               --
General Counsel and
Secretary

--------------

(1)  Represents options to purchase shares of Common Stock.

(2) Represents repricing of previously granted options. On December 4, 1998, the Board of Directors approved the repricing of outstanding options under the Company's Amended and Restated Stock Incentive Plan. See "- Ten-Year
     Option Repricings." For purposes of this table, repriced options are considered to be option grants and, therefore, are required to be included in the table as options granted in fiscal 1999. Other than repricing of options, no options were granted to Mr. Wright, Mr. Gerde, or Ms. Symonds during fiscal 1999.

(3) Represents estimated value of the personal use of Company vehicles ($4,800) and premiums on $2 million of key-man life insurance denoting Mr. Wright's spouse as beneficiary.

(4) These options were repriced in fiscal 1999, and the entire balance is also included in this table as options granted during fiscal 1999. See footnote
     (2) above.

(5)  Represents estimated value of the personal use of a Company vehicle.

(6) 257,440 of these options were repriced in fiscal 1999 and are also included as part of the total shown in this table as options granted during fiscal
     1999. See footnote (2) above.

(7) Represents the compensation received by Mr. Hafelfinger during the three months he was employed by the Company in fiscal year 1999.

(8)  Does not include options to purchase 10,000 shares granted to Mr.
     Hafelfinger in October 1998 under the Amended and Restated Independent
     Director Stock Plan, when Mr. Hafelfinger was a non-employee director of the Company.

(9) Represents the compensation received by Ms. Symonds during the nine months she was employed by the Company in fiscal year 1998.

Option Grants Table
-------------------

The following table sets forth information on grants of stock options by the Company during the year ended May 31, 1999 to the Named Executives:

                              Securities          % of Total
                              Underlying     Options Granted     Exercise or                     Grant Date
                                 Options     to Employees in      Base Price     Expiration         Present
Name                         Granted (#)      Fiscal Year(1)       ($/Share)     Date           Value(2)($)
----                         -----------     ---------------     -----------     ----------     -----------
Donald A. Wright (3)              97,560           5.5%            $ 2.5313       10/30/05        177,316
                                  15,000            *              $ 2.5313       11/28/05         27,404
                                 237,440          13.4%            $ 2.5313       07/15/06        450,520
                                 275,000          15.5%            $ 2.5313       02/09/08        554,142
                                 375,000          21.2%            $ 2.5313       05/28/08        760,472

Werner Hafelfinger (4)            50,000           2.8%            $ 2.5313        3/1/09          85,796

Nick A. Gerde (3)                 24,390           1.4%            $ 2.5313       10/30/05         44,329
                                   8,333            *              $ 2.5313       11/28/05         15,224
                                   8,333            *              $ 2.5313       05/21/07         16,330
                                  15,000            *              $ 2.5313       06/02/07         29,396
                                  25,000           1.4%            $ 2.5313       02/09/08         50,377
                                  35,000           2.0%            $ 2.5313       05/28/08         70,977

Sheryl A. Symonds (3)             75,000           4.2%            $ 2.5313       07/18/07        147,525
                                  50,000           2.8%            $ 2.5313       02/09/08        100,753
                                  35,000           2.0%            $ 2.5313       05/28/08         70,977

--------------

*    Less than 1%
(1) The denominator includes (i) options to purchase a total of 1,466,056 shares of Common Stock that were granted prior to fiscal 1999 and repriced in fiscal 1999 (see "- Ten-Year Option Repricings"), plus (ii) new options to purchase an additional 303,332 shares of Common Stock that were granted during fiscal 1999.
(2) Although the Company believes that it is not possible to place a value on an option, in accordance with the rules of the SEC, the Company has used a Black-Scholes model of option valuation to estimate grant date present value. The actual value realized, if any, may vary significantly from the values estimated by this model. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised. The assumptions used to estimate the grant date present value of this option were: volatility (71.86%); risk-free rate of return (6%); dividend yield (0%); and time of exercise (remaining life
     6.8 to 10 years).
(3) These options represent options that were granted in previous years and repriced in fiscal 1999. Other than repricing of options, no options were granted to Mr. Wright, Mr. Gerde, or Ms. Symonds during fiscal 1999. See "-
     Ten-Year Option Repricings."
(4)  Does not include options to purchase 10,000 shares granted to Mr.
     Hafelfinger in October 1998 under the Amended and Restated Independent
     Director Stock Plan, when Mr. Hafelfinger was a non-employee director of the Company.

Aggregated Options and Fiscal Year-End Option Values
----------------------------------------------------

The following table summarizes the aggregate stock options and warrants, and their market values at May 31, 1999, held by the Named Executives:

                                  Number of Securities            Value of Unexercised
                                 Underlying Unexercised           In-the-Money Options
                                  Options at FY-end(#)             at FY-end ($) (1)
                              ---------------------------     ---------------------------
Name                          Exercisable   Unexercisable     Exercisable   Unexercisable
----                          -----------   -------------     -----------   -------------
Donald A. Wright                1,764,010          18,550              --              --
Werner Hafelfinger (2)             50,000              --              --              --
Nick A. Gerde                     161,300           9,756              --              --
Sheryl A. Symonds                 160,000              --              --              --

(1) No options or warrants held by the Named Executives had exercise prices of less than $1.6875 per share, the closing price of the Common Stock on May
     28, 1999.

(2)  Does not include options to purchase 10,000 shares granted to Mr.
     Hafelfinger in October 1998 under the Amended and Restated Independent
     Director Stock Plan, when Mr. Hafelfinger was a non-employee director of the Company.

Ten-Year Option Repricings

In December 1998, the Board of Directors made a determination that underwater stock options held by employees of the Company should be repriced to reflect the then-current market value of the Company's Common Stock. Consequently, on December 4, 1998, all outstanding stock options with exercise prices over $2.5313 per share held by employees of the Company were repriced to have an exercise price of $2.5313 per share, which was the closing sale price of the Common Stock on that date, except that the repricing of Mr. Wright's options was limited to options to purchase 1,000,000 shares.

The following table sets forth information on repricing of stock options by the Company during the year ended May 31, 1999 to the Named Executives:

                                                                 Market                             Length of
                                                 Number of     Price of                              Original
                                                Securities       Common     Exercise              Option Term
                                                Underlying     Stock at     Price at        New  Remaining at
                                                   Options      Time of      Time of   Exercise       Date of
Name and Position                       Date      Repriced    Repricing    Repricing      Price     Repricing
-----------------------------------  -------  ------------  -----------  -----------  ---------  ------------
Donald A. Wright                     12/4/98        97,560     $ 2.5313     $ 5.1250   $ 2.5313       7 years
Chairman of the Board,               12/4/98        15,000     $ 2.5313     $ 4.8750   $ 2.5313       7 years
Chief Executive Officer              12/4/98       237,440     $ 2.5313     $ 4.6875   $ 2.5313       8 years
and President                        12/4/98       275,000     $ 2.5313     $ 4.7200   $ 2.5313      10 years
                                     12/4/98       375,000     $ 2.5313     $ 6.1300   $ 2.5313      10 years

Nick A. Gerde                        12/4/98        24,390     $ 2.5313     $ 5.1250   $ 2.5313       7 years
Chief Financial Officer,             12/4/98         8,333     $ 2.5313     $ 4.8750   $ 2.5313       7 years
Vice President Finance,              12/4/98         8,333     $ 2.5313     $ 2.8750   $ 2.5313       9 years
Treasurer, and                       12/4/98        15,000     $ 2.5313     $ 3.0000   $ 2.5313       9 years
Assistant Secretary                  12/4/98        25,000     $ 2.5313     $ 4.7200   $ 2.5313      10 years
                                     12/4/98        35,000     $ 2.5313     $ 6.1300   $ 2.5313      10 years

Sheryl A. Symonds                    12/4/98        75,000     $ 2.5313     $ 4.000    $ 2.5313       9 years
Vice President Administration,       12/4/98        50,000     $ 2.5313     $ 4.7200   $ 2.5313      10 years
General Counsel and Secretary        12/4/98        35,000     $ 2.5313     $ 6.1300   $ 2.5313      10 years

Employment Agreements

The Company has entered into employment agreements with each of the Named Executives. The employment agreements employ Mr. Wright through fiscal 2003, and employ Mr. Hafelfinger, Mr. Gerde, and Ms. Symonds through fiscal 2002. The employment agreements provide for an annual salary in fiscal 2000 of $292,008, $175,000, $140,000, and $176,364, for Mr. Wright, Mr. Hafelfinger, Mr. Gerde, and Ms. Symonds, respectively. The employment agreements also provide for the annual grant to each of the Named Executives of options to purchase up to 275,000 shares of Common Stock for Mr. Wright, and up to 50,000 shares of Common Stock for Mr. Hafelfinger, Mr. Gerde, and Ms. Symonds. Of these, 50,000 of Mr. Wright's options are fixed, 25,000 of the other Named Executive's options are fixed, and the remainder are discretionary. The exercise price of any such options is equal to the fair market value of the Common Stock on the date of grant. Each option may contain vesting and other terms as are approved by the Board of Directors, and will expire ten years after the date of grant. If a Named Executive's employment with the Company is terminated without cause, or if there is a change of control, as those terms are defined in their employment agreements, the Company will be required to make severance payments equal to, in the case of Mr. Wright, twice Mr. Wright's then-current annual base salary; in the case of Mr. Gerde, one times his then-current annual base salary; in the case of Ms. Symonds, one and one-half times her then-current annual base salary; and in the case of Mr. Hafelfinger, twice his then current base salary in the event of a change in control or one times his then-current base salary if he is terminated without cause. Under these employment agreements, Mr. Wright, Mr. Hafelfinger, and Mr. Gerde agree not to compete with the Company for two years following termination of employment. In May 1999, the Board of Directors adopted an incentive compensation program for fiscal 2000, which provides for the payment of cash bonuses to the Named Executives, the group presidents, and approximately 20 other senior managers, upon attainment of certain goals. Under this program, each of the Named Executives can earn a cash bonus of 10% of his or her annual salary if the Company achieves budgeted operating income levels for the year and an additional 5% if the Company exceeds budgeted operating income by 10%. In addition, each of the Named Executives can earn a cash bonus of up to 5% of his or her annual salary upon achieving personal goals and objectives.

Certain Tax Considerations Related to Executive Compensation

As a result of Section 162(m) of the Code, if the Company pays more that $1,000,000 in compensation to a "covered employee" (the chief executive officer and the next four highest paid employees) in a single year, then the Company's deduction for such compensation could be limited to $1,000,000.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of William A. Wheeler, Allen W. Dahl and Dale L. Rasmussen, none of whom are employees or current or former officers of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Committee. The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors: William A. Wheeler, Chairman, Allen W. Dahl, and Dale L. Rasmussen. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. From time to time officers of the Company attend meetings of the Committee. However, no officer is present during discussions or deliberations regarding his or her own compensation.

Responsibilities of the Committee. The Committee's purpose is to provide a compensation environment that will support and assist in fulfilling the corporate mission and purpose. The Committee is responsible for developing and making recommendations to the Board with respect to the Company's compensation policies, reviewing the performance of the Company's Chief Executive Officer, and determining the level of compensation to be paid to executive officers and certain key employees of the Company. The Committee coordinates its efforts with the Company's Option Committee with respect to the grant of stock options to executive officers and key employees under the Company's Amended and Restated Stock Incentive Plan (the "Stock Incentive Plan"). The Committee also administers the Company's Amended and Restated Independent Director Stock Plan and the Company's Employee Stock Purchase Plan.

Executive Compensation. The Company's executive compensation program is designed to support the achievement of Company goals and to ensure that the interests of executive officers and key employees are aligned with the success of the Company. Consequently, a significant portion of the compensation of executive offices and key employees has been through the grant of options under the Stock Incentive Plan. The Committee believes that tying a significant portion of executive compensation to the growth of the Company's stock price helps align the interests of management with those of the Company's shareholders.

Compensation of the Chief Executive Officer. Mr. Wright's salary increased at the beginning of fiscal 1999 in accordance with his employment agreement. In May 1998, the Committee reviewed Mr. Wright's base salary in light of the proposed acquisition of Aeromet and the resulting near-doubling of the size of the Company and Mr. Wright's responsibilities. The Committee determined that Mr. Wright's salary should be increased upon closing of the Aeromet acquisition to the level of his contractual annual salary for fiscal 2000. This increase was implemented as of July 30, 1998.

In May 1999, the Committee recommended to the Board of Directors that the option provisions of Mr. Wright's employment agreement be amended to delete the formula-based provision contained in his employment agreement. The primary reason for this recommendation was the Committee's conclusion that the formula, which was based in large part on increases in revenues, no longer provided the kind of incentive that was originally intended, because large acquisitions such as the Aeromet acquisition could skew results of applying the formula. In addition, the Committee felt that it was in the Company's best interests to provide more discretion to the Board and its committees regarding the award of options. The Committee recommended that the formula be replaced with a provision giving discretion to the Board (or its designee) to reward performance. Mr. Wright's employment agreement was amended to provide for fixed annual options to purchase 50,000 shares and discretionary options to purchase up to an additional 225,000 shares.

The Board of Directors also amended Mr. Wright's employment agreement in fiscal 1999 to require Mr. Wright to reside in the condominium unit located at the Company's headquarters, and the Board voted to add that requirement to Mr. Wright's employment agreement. Mr. Wright pays $750.00 per month for rent.

Annual Salaries. Annual salaries for the Named Executives are set pursuant to the terms of employment agreements with Mr. Wright, Mr. Hafelfinger, Mr. Gerde and Ms. Symonds. The presidents of the Company's operating groups also have employment agreements that establish their annual salaries. Annual salaries under the employment agreements are subject to increase on an annual basis in accordance with the terms of those agreements. All of these employment agreements are approved by the Committee when they are first signed. From time to time, the Committee has also elected to review these contracts annually. In May 1999, the Committee reviewed the employment agreements of Mr. Wright, Mr. Hafelfinger and Mr. Gerde. As a result, the Committee voted to amend Mr. Wright's contract as described above, and to make minor changes to Mr. Hafelfinger's and Mr. Gerde's contracts. The term of Mr. Gerde's employment agreement was extended from May 31, 2000 to May 31, 2002, to correspond with the terms of Mr. Hafelfinger's and Ms. Symonds' employment agreements, and the provisions of his agreement related to severance payments upon a change of control or termination without cause were changed to provide for 12 months' of severance pay, rather than six months. In addition, Mr. Gerde's and Mr. Hafelfinger's employment agreements were amended to provide for annual fixed options to purchase 25,000 shares of Common Stock and annual discretionary options to purchase up to an additional 25,000 shares.

Incentive Compensation Program. In May 1999, the Board of Directors adopted an incentive compensation program for fiscal 2000, which provides for the payment of cash bonuses to the executive officers, the group presidents, and approximately 20 other senior managers, upon attainment of certain goals. The purpose of the plan is to provide a direct financial incentive to achieve predetermined levels of Company performance. Under this program, each of the participants can earn a cash bonus of 10% of their annual salary upon achieving budgeted operating income levels for the year and an additional 5% upon exceeding budgeted operating income by 10%. In addition, each person can earn a cash bonus of up to 5% of their annual salary upon achieving personal goals and objectives established with his or her supervisor and agreed to by the chief executive officer. This is the first cash bonus program adopted by the Company, and the Committee intends to review the results of the program at the end of fiscal 2000 before making a recommendation regarding continuation or amendment of the program.

Long-Term Incentive Compensation. The Stock Incentive Plan is a long-term incentive plan for executives, managers, and other employees of the Company. The objective of the Plan is to align employee and shareholder long-term interests by creating a strong and direct link between compensation and shareholder value. The Plan authorizes the Board of Directors, or a committee of the Board, to award stock options to officers and other employees of the Company, as well as to directors and consultants. The Board of Directors has designated the Option Committee to administer the Stock Incentive Plan, and the Committee works with the Option Committee with respect to the grant of options to executive officers and key employees. Stock options are granted at an exercise price not less than 100% of the fair market value of the Company's Common Stock on the date of grant. The amount of stock option grants to an individual depends on the person's level of responsibility in the Company and the person's job performance. Stock options granted under the Plan may contain vesting provisions.

Repricing of Options. In December 1998, the Board of Directors made a determination that underwater stock options held by employees of the Company should be repriced to reflect the then-current market value of the Company's Common Stock. The Board of Directors made this decision in order to realign the value of previously granted options with the market value at the time of repricing to retain the incentive value of the options, nearly all of which had exercise prices significantly higher than the market value of the stock. The Committee's expectation is that the opportunity to earn compensation based on appreciation of the Company's Common Stock from the repriced level will motivate employees to achieve improved results over the long term and encourage key employees to remain with the Company. Consequently, on December 4, 1998, all outstanding stock options with exercise prices over $2.5313 per share held by employees of the Company were repriced to have an exercise price of $2.5313 per share, which was the closing sale price of the Common Stock on that date. The only exception was that, although Mr. Wright had options outstanding to purchase 1,682,560 shares, at exercise prices from $2.3750 to $6.13 per share, repricing of Mr. Wright's options was limited to options to purchase 1,000,000 shares. Mr. Gerde had options to purchase 116,056 shares repriced, which originally had exercise prices between $2.875 and $6.13, and Ms. Symonds had options to purchase 160,000 shares repriced, which originally had exercise prices between $4.00 and $6.13.

Deductibility. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers unless the compensation is performance based. The levels of compensation paid by the Company have not exceeded this limit. Although it may be possible in any given year for option exercises to cause an officer's total compensation for that year to exceed $1 million, the Committee believes that any options granted under the Stock Incentive Plan would meet the requirement of being performance-based and would, therefore not be subject to the $1 million limit on deductibility.

Respectfully submitted,

William A. Wheeler, Chairman
Allen W. Dahl
Dale L. Rasmussen

Performance Graph

The following graph shows a comparison of the cumulative total return on the Company's common stock, the Standard & Poor's ("S&P") 500 Index and the S&P Aerospace/Defense Index, a published industry index, for the period beginning May 31, 1995 and ending May 31, 1999. The graph assumes that $100 was invested on May 31, 1995, in the Company's Common Stock, the S&P 500 Index and the industry index, and that all dividends were reinvested. The stock price information shown on the graph below is not necessarily indicative of future price performance.

[Graphic line chart depicting performance omitted.]

Company/Index Name                         5/31/95  5/31/96  5/31/97  5/31/98  5/31/99
------------------                         -------  -------  -------  -------  -------
Pacific Aerospace & Electronics, Inc.        100       74       56      111       31
S&P 500 Index                                100      125      159      204      243
S&P Aerospace/Defense Index                  100      139      168      176      178

Compliance With Section 16(a) Beneficial Ownership Reporting Requirements
-------------------------------------------------------------------------

Based solely on a review of Forms 3, 4 and 5, as amended, furnished to the Company pursuant to Rule 16a-3(e) during fiscal 1999, and on written representations of the Company's officers, directors, or principal shareholders ("Reporting Persons") that no other reports were required, the Company believes that, during the fiscal year ended May 31, 1999, the Reporting Persons complied in all material respects with all applicable filing requirements under Section 16(a) of the Exchange Act.

Certain Relationships and Related Transactions
----------------------------------------------

Employment Agreements. The Company has entered into employment agreements with Donald A. Wright, Werner Hafelfinger, Nick A. Gerde and Sheryl A. Symonds. See "Executive Compensation - Employment Agreements."

Siemens. In November 1998, the Company sold 2,200,000 shares of restricted Common Stock to Pension Fund of the Siemens Companies in Switzerland ("Siemens"), which caused it to be a Principal Shareholder. Previous to that purchase, Siemens held 240,000 shares of Common Stock and a $4,000,000 promissory note that were issued to Siemens in the Company's fall 1997 offering of Common Stock and notes. The Company repaid that note in September 1998.

Condominium. In November 1998, the Company entered into a Condominium Purchase and Sale Agreement (the "Condominium Agreement") with Donald A. Wright, the Company's Chief Executive Officer, President, and Chairman of the Board. Pursuant to the Condominium Agreement, Mr. Wright agreed to purchase from the Company a residential condominium unit within the Company's headquarters building for a total purchase price of $175,000. At the time the Condominium Agreement was executed, the condominium had not been completed. Upon completion, the condominium had a value higher than Mr. Wright's purchase price. As a result, Mr. Wright requested that the purchase be rescinded. The Board of Directors agreed to rescind the purchase, but amended Mr. Wright's employment agreement to require Mr. Wright to reside in the condominium unit. Mr. Wright pays rent on the condominium unit of $750.00 per month. In addition, the Board approved an Option to Purchase, which grants to Mr. Wright the right to purchase the condominium unit. The option is exercisable upon the earlier of February 1, 2000 or the cessation of the employment relationship between Mr. Wright and the Company and would remain exercisable until ten business days after such cessation. The purchase price would be: (i) $350,000 if the option is exercised prior to February 1, 2001; (ii) $300,000 if the option is exercised on or after February 1, 2001, but prior to February 1, 2002; and (iii) $250,000 if the option is exercised on or after February 1, 2002. The option terminates ten business days after Mr. Wright's employment relationship with the Company ceases for any reason other than death.

PROPOSAL 2  - APPROVAL OF THE 1999 STOCK INCENTIVE PLAN
              -----------------------------------------

Introduction
------------

The Company's Amended and Restated Stock Incentive Plan (the "Stock Incentive Plan") was adopted by the Company's shareholders in October 1996. The Company has reserved for issuance under the Stock Incentive Plan 3,000,000 shares of Common Stock, subject to certain adjustments. Under the Stock Incentive Plan, the plan administrator may award incentive stock options ("ISOs") to key employees, and may award non-qualified stock options ("NSOs"), stock appreciation rights ("SARs"), stock and cash bonus awards, restricted stock, and performance units to employees and certain non-employees (other than non-employee directors) who have important relationships with the Company or its subsidiaries. However, no person may receive options to purchase more than 1,000,000 shares in any one year. As of August 24, 1999, options to purchase an aggregate of 3,114,448 shares of Common Stock had been granted under the Stock Incentive Plan, of which options for 25,000 shares had been exercised, and options for 172,500 shares had been forfeited, leaving 58,052 shares available under the Stock Incentive Plan for future grants. No SARs, stock or cash bonus awards, restricted stock or performance units have been granted under the Stock Incentive Plan.

In July 1999, the Board of Directors approved a new 1999 Stock Incentive Plan (the "1999 Plan") and recommended that the 1999 Plan be presented to the shareholders of the Company at the Annual Meeting for approval. The 1999 Plan is substantially similar to the Stock Incentive Plan. The full text of the 1999 Plan is set out in Appendix A to this Proxy Statement.

Summary of 1999 Stock Incentive Plan
------------------------------------

Purpose. The purposes of the 1999 Plan are to enable the Company and its subsidiaries to attract and retain the services of employees, officers, directors, consultants and others, and to identify their interests with those of the Company's shareholders. For purposes of the Plan, a subsidiary includes an entity in which more than 50% of the voting control or profit interest is owned directly or indirectly by the Company.

Shares Available. Under the 1999 Plan, up to 4,000,000 shares of Common Stock could be issued. This number would be adjusted for certain changes in the Company's capital structure, such as a stock split. The maximum number of shares with respect to which options or SARs could be granted to any person during any fiscal year is 1,000,000. If an option, SAR or performance unit granted under the 1999 Plan were to expire or be terminated, the unissued shares subject to that option, SAR or performance unit would be available again under the 1999 Plan. In addition, if shares sold or awarded as a bonus under the 1999 Plan were forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased would become available again under the 1999 Plan.

Administration. The 1999 Plan would be administered by the Board of Directors or by a committee of two or more non-employee directors. The Board of Directors has designated the Option Committee to administer the 1999 Plan. The Option Committee would determine and designate the individuals to whom awards should be made under the 1999 Plan, and the terms and conditions of the awards. The Option Committee would have the authority to adopt and amend rules relating to the administration of the 1999 Plan, but only the Board of Directors would be able to amend or terminate the 1999 Plan.

Eligibility. Awards under the 1999 Plan could be made to employees, officers and employee directors of the Company and its subsidiaries, and to non-employee agents, consultants, advisors, and other persons (other than non-employee directors) that the Option Committee believes have made or will make an important contribution to the Company or any of its subsidiaries.

Term. Unless earlier terminated by the Board of Directors, the 1999 Plan would continue in effect until the earlier of: (i) July 30, 2009, which is ten years after the date the Board of Directors adopted the 1999 Plan; or (ii) the date on which all shares available for issuance under the 1999 Plan were issued and all restrictions on the shares had lapsed. The Board of Directors could suspend or terminate the 1999 Plan at any time, except with respect to options, performance units, and shares subject to restrictions then outstanding.

Stock Option Grants. The Option Committee would be able to grant ISOs and NSOs under the 1999 Plan. With respect to each option grant, the Option Committee would determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option could be exercised (including whether the option would be subject to any vesting requirements and whether there would be any conditions precedent to exercise of the option), and the other terms and conditions of the option.

The aggregate fair market value, on the date of the grant, of the Common Stock for which an ISO is exercisable for the first time by the optionee during any calendar year could not exceed $100,000. An ISO could not be granted to an employee who had more than 10% of the total voting power of the Company's stock unless the option price were at least 110% of the fair market value of the Common Stock subject to the option on the grant date and the option was not exercisable after five years from the date of grant. No ISO would be exercisable after ten years from the date of grant. The option price could not be less than 100% of the fair market value of the Common Stock covered by the option at the grant date.

The 1999 Plan provides that, in general, a vested option would have to be exercised within three months after the optionee's employment or service with the Company or a subsidiary terminates. However, options would be exercisable within 24 months following termination of employment because of retirement, disability, or death, and options would terminate automatically if an optionee were terminated for cause.

Options could not be assigned or transferred by the optionee, except by will or by the laws of descent and distribution at the time of the optionee's death, or pursuant to a qualified domestic relations order.

Stock Appreciation Rights. The Option Committee would be able to grant SARs under the 1999 Plan. Each SAR would entitle the holder, upon exercise, to receive from the Company an amount equal to the excess of the fair market value on the exercise date of one share of Common Stock over its fair market value on the grant date (or, in the case of a SAR granted in connection with an option, the excess of the fair market value of one share of Common Stock over the option price per share under the option to which the SAR relates), multiplied by the number of shares covered by the SAR or the option. Payment by the Company upon exercise of a SAR could be made in Common Stock, in cash, or by a combination of Common Stock and cash.

If a SAR were granted in connection with an option, the following rules would apply: (i) the SAR would be exercisable only to the extent and on the same conditions that the related option could be exercised; (ii) the SAR would be exercisable only when the fair market value of the Common Stock exceeded the option price of the related option; (iii) the SAR could be for no more than 100% of the excess of the fair market value of the Common Stock at the time of exercise over the option price; (iv) upon exercise of the SAR, the option or portion of an option to which the SAR relates would terminate; and (v) upon exercise of the option, the related SAR or portion thereof would terminate.

SARs could not be assigned or transferred by the participant except by will or by the laws of descent and distribution at the time of the participant's death, or pursuant to a qualified domestic relations order. Upon the exercise of a SAR for shares, the number of shares reserved for issuance under the

1999 Plan would be reduced by the number of shares issued. Cash payments of SARs would not reduce the number of shares of Common Stock reserved for issuance under the 1999 Plan.

Restricted Stock. The Option Committee could issue shares of Common Stock under the 1999 Plan, subject to the terms, conditions, and restrictions determined by the committee. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan would be reduced by the number of shares issued.

Stock Bonus Awards. The Option Committee could award shares of Common Stock as a stock bonus under the 1999 Plan. The Option Committee would determine the recipients of the awards, the number of shares to be awarded, and the time of the award. Common Stock received as a stock bonus would be subject to the terms, conditions, and restrictions determined by the Option Committee at the time the stock was awarded.

Cash Bonus Rights. The Option Committee could grant cash bonus rights under the 1999 Plan in connection with the (i) options granted or previously granted, (ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded, and (iv) shares issued under the 1999 Plan. Bonus rights granted in connection with options would entitle the optionee to a cash bonus if and when the related option was exercised. The amount of the bonus would be determined by multiplying the excess of the total fair market value of the shares by the applicable bonus percentage. Bonus rights granted in connection with a SAR would entitle the holder to a cash bonus when the SAR was exercised. The amount of the bonus would be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the SAR by the applicable percentage. The bonus percentage applicable to any bonus right would be determined by the Option Committee but could in no event exceed 75%. Bonus rights granted in connection with stock bonuses would entitle the recipient to a cash bonus, in an amount determined by the Option Committee, when the stock was awarded or purchased or any restrictions to which the stock was subject lapse.

Performance Units. The Option Committee could grant performance units consisting of monetary units, which could be earned if the Company were to achieve certain goals established by the committee over a designated period of time. The goals established by the Option Committee could include earnings per share, return on stockholders' equity, return on invested capital, and similar benchmarks. Payment of an award earned could be in cash or in Common Stock, or partly in both, and could be made when earned, or vested and deferred, as the Option Committee determined. Performance units could not be assigned or transferred by the participant except by will or by the laws of descent and distribution at the time of the participant's death, or pursuant to a qualified domestic relations order. The number of shares reserved for issuance under the 1999 Plan would be reduced by the number of shares issued upon payment of an award.

Changes in Capital Structure. The 1999 Plan provides that if the outstanding Common Stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split, or certain other transaction, appropriate adjustment would be made by the Option Committee in the number and kind of shares available for grants under the 1999 Plan. In addition, the Option Committee would make appropriate adjustments in the number and kind of shares as to which outstanding options would be exercisable. In the event of a merger, consolidation, or other fundamental corporate change, the Board of Directors could, in its sole discretion, permit outstanding options to remain in effect in accordance with their terms; to be converted into options to purchase stock in the surviving or acquiring corporation in the transaction; or to be exercised, to the extent then exercisable or accelerated by the Board, during a 30-day period prior to the consummation of the transaction.

Amendments. The Board of Directors would be authorized to amend the 1999 Plan, except that shareholder approval would be required within 12 months before or after an amendment (i) to increase the number of shares available; (ii) to permit the grant of options to a new class of persons; or (iii) if required by applicable law or regulation.

Tax Consequences of the 1999 Plan
---------------------------------

Incentive Stock Options. Certain options authorized to be granted under the 1999 Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee would recognize no income upon grant or exercise of the ISO. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares would be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized would be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company would not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company generally would be entitled to a deduction to the extent the employee realized ordinary income.

Nonqualified Stock Options. Certain options authorized to be granted under the 1999 Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of an NSO until the option is exercised. At the time of exercise of an NSO, the optionee would realize ordinary compensation income, and the Company generally would be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise would be taxable to the shareholder.

Stock Bonuses. A person who received stock in connection with the performance of services would generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of section 83 of the Internal Revenue Code of 1986, as amended, and no section 83(b) election were made. If the shares were not vested at the time of receipt, the employee would realize taxable income in each year in which a portion of the shares substantially vested, unless the employee elected under section 83(b) within 30 days after the original transfer. The Company would generally be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognized income with respect to the shares.

Cash Bonuses. A participant who received a cash bonus right under the 1999 Plan would generally recognize income equal to the amount of the cash bonus paid at the time of receipt, and the Company would generally be entitled to a deduction equal to the income recognized by the participant.

Stock Appreciation Rights. The grant of a SAR would not result in taxable income at the time of the grant. The participant would recognize ordinary income upon exercise in an amount equal to the amount of cash and/or the fair market value of stock received on exercise. The Company generally would be entitled to a deduction equal to the income recognized by the participant.

Performance Units. A participant would not recognize income upon the grant of a performance unit. In general, income would be recognized upon payment of the performance unit in an amount equal to the amount of cash and/or the fair market value of stock received on exercise. The Company generally would be entitled to a deduction equal to the income recognized by the participant.

Section 162(m). Section 162(m) of the Internal Revenue Code limits to $1 million per person the amount the Company may deduct for compensation paid to any of its most highly compensated employees. Compensation received through the exercise of stock options is not subject to this $1 million limit if the option and plan meet certain requirements, including granting of options with an exercise price that is not less than fair market value by a committee of at least two outside directors. The Company's policy is to grant options meeting the requirements of
Section 162(m) and applicable regulations to its most highly compensated employees.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                   APPROVAL OF THE 1999 STOCK INCENTIVE PLAN.


PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
             ---------------------------------------------------

The Board of Directors has directed that the selection of KPMG LLP as the Company's principal independent accountant for the fiscal year ending May 31, 2000, be submitted for ratification by the shareholders at the Annual Meeting. If the appointment of KPMG LLP is not ratified, the selection of other auditors will be considered by the Board of Directors.

The Company has been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent public accountants and clients. KPMG LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions from shareholders.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                   RATIFICATION OF THE APPOINTMENT OF KPMG LLP
                   AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                              ENDING MAY 31, 2000.

Moss Adams LLP was previously the principal independent accountant for the Company. On April 17, 1998, the appointment of Moss Adams LLP was terminated, and KPMG LLP was engaged, as the Company's principal independent accountant. The decision to change principal independent accountants was approved by the Finance and Audit Committee of the Company's Board of Directors.

In connection with the audit for fiscal year ended May 31, 1997, and the subsequent interim period through April 17, 1998:

     (a) the reports of Moss Adams LLP contained no adverse opinion or disclaimer of opinion, or modification as to uncertainty, audit scope or accounting principles; and

     (b) there were no disagreements with Moss Adams LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Moss Adams LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING
---------------------------------------------

Any shareholder proposal intended for inclusion in proxy materials for the Company's 2000 annual meeting of shareholders must be received in proper form by the Company at its principal office no later than May 6, 2000.

OTHER MATTERS
-------------

The Board of Directors is not aware of any business other than the proposals discussed above that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORT AND FINANCIAL STATEMENTS
--------------------------------------

Copies of the Company's 1999 Annual Report to Shareholders and Annual Report on Form 10-K, which includes the Company's financial statements for the fiscal year ended May 31, 1999, accompany this Proxy Statement. Neither the Annual Report nor the Form 10-K are to be treated as part of or incorporated by reference into the proxy solicitation material.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL HAVE YOUR STOCK REPRESENTED BY COMPLETING, SIGNING, DATING AND RETURNING YOUR ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                                       By Order of the Board of Directors,

                                       /s/ DONALD A. WRIGHT

                                       Donald A. Wright
                                       Chairman of the Board,
                                       Chief Executive Officer and President

September 3, 1999

                                   APPENDIX A

                      PACIFIC AEROSPACE & ELECTRONICS, INC.

                            1999 STOCK INCENTIVE PLAN


     1. Purposes. The purposes of this 1999 Stock Incentive Plan (the "Plan") are to enable Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company") to attract and retain the services of (1) selected employees, officers and directors of the Company or of any subsidiary of the Company and
(2) selected non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary and to further identify these persons' interests with those of the Company's shareholders. For purposes of the Plan, the term "subsidiary" means any corporation, partnership, joint venture, or other entity in which more than fifty percent of the voting control or profit interest is owned directly or indirectly by the Company.

     2. Shares Subject to the Plan. Subject to adjustment as provided below and in Section 13, the shares to be offered under the Plan shall consist of Common Stock, $.001 par value, of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed 4,000,000 shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is canceled, the unissued shares subject to such option, stock appreciation right or performance unit shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

     3. Effective Date and Duration of Plan.

          (a) Effective Date. The Plan shall become effective as of the date it is adopted by the Board of Directors. No option, stock appreciation right or performance unit granted under the Plan shall become exercisable, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented at a shareholders meeting at which a quorum is present, and any such awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options, stock appreciation rights and performance units may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

          (b) Duration. Unless earlier terminated by the Board of Directors, the Plan shall continue in effect until the earlier of: (i) ten years from the date on which the Plan is adopted by the Board of Directors, and (ii) the date on which all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, performance units and shares subject to restrictions then outstanding under the Plan. No options or other rights may be granted after such termination or during any suspension of the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

     4. Administration.

          (a) Board of Directors. Except as otherwise provided below, the Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

          (b) Committee. The Board of Directors may delegate to a committee consisting of two or more non-employee members of the Board of Directors (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 14. For purposes of the Plan, a non-employee director is a director who is not an employee of the Company or any of its subsidiaries and who does not (i) receive compensation, directly or indirectly, from the Company or a subsidiary for services rendered, other than as a director, in an amount that would require disclosure in the Company's proxy statement or reports to the SEC or (ii) have any interest or engage in any business relationship that would require proxy statement disclosure.

          (c) Exchange Act. At any time that the Company has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), this Plan shall be administered in accordance with Rule 16b-3 adopted under the Exchange Act and Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations, proposed and final, thereunder, as all may be amended from time to time. In such event, the Board shall appoint a Committee in accordance with Section 4(b), and each member of the Committee shall be a "disinterested director" and an "outside director" with the meaning of such Rule 16b-3 and Section 162(m), respectively.

          (d) Limited Liability. No member of the Board of Directors or the Committee or officer of the Company shall be liable for any action or inaction of the entity or body, or of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the explicit provisions hereof, the Board of Directors may act in its absolute discretion in all matters related to the Plan.

     5. Types of Awards; Eligibility. The Board of Directors may, from time to time, take any of the following actions, separately or in combination, under the
Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in Sections 6(a) and 6(b); (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in Sections 6(a) and 6(c); (iii) award stock bonuses as provided in Section 7; (iv) sell shares subject to restrictions as provided in Section 8; (v) grant stock appreciation rights as provided in Section 9; (vi) grant cash bonus rights as provided in Section 10;
(vii) grant performance units as provided in Section 11; and (viii) grant foreign qualified awards as provided in Section 12. Any such awards may be made to employees, including employees who are officers or directors, and to other individuals described in Section 1 who the Board of Directors believes have made or will make an important contribution to the Company or any subsidiary of the Company; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan; and provided further that non-employee directors shall not be eligible to participate in the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award. The maximum number of shares of Common Stock with respect to which options or stock appreciation rights may be granted to any person during any fiscal year is 1,000,000.

     6. Option Grants.

          (a) General Rules Relating to Options.

               (i) Terms of Grant. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised (including, without limitation, whether the option will be subject to any vesting requirements and whether there will be any conditions precedent to exercise of the option), and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

               (ii) Exercise of Options. Except as provided in Section 6(a)(iv) or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted, subject to Section 6(a)(iv)(H). Except as provided in Sections 6(a)(iv) and 13, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option. An option shall be exercisable, and payment of the exercise price shall be made, in accordance with such terms and conditions and during such periods as may be established by the Board of Directors.

               (iii) Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan, by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death or, for options other than Incentive Stock Options, pursuant to a qualified domestic relations order, as defined under the Code or Title I of the Employee Retirement Income Security Act ("ERISA").

               (iv) Termination of Employment or Service.

                    (A) General Rule. Unless otherwise determined by the Board of Directors, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability, death, or retirement, as provided in Subsections 6(a)(iv)(B), (C) and (D), or for cause, as provided in Subsection 6(a)(iv)(E), the option may be exercised at any time prior to the expiration date of the option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                    (B) Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 24 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term "total disability" means a medically determinable mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

                    (C) Termination Because of Death. Unless otherwise determined by the Board of Directors, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 24 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                    (D) Termination Because of Retirement. Unless otherwise determined by the Board of Directors, in the event of the retirement of an optionee who is an employee of the Company, the option may be exercised at any time prior to the expiration date of the option or the expiration of 24 months after the employee's retirement date, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option on the retirement date. For purposes of this Plan, the term "retirement" means an employee's termination of employment with the Company after completing at least five years of service (including service with companies acquired by the Company less than five years prior to the retirement date) and attaining age 60.

                    (E) For Cause. Unless otherwise determined by the Board of Directors, if an optionee is terminated for cause or resigns in lieu of dismissal, any option granted hereunder shall be deemed to have terminated as of the time of the first act that led or would have led to the termination for cause or resignation in lieu of dismissal, and such optionee shall thereupon have no right to purchase any shares of Common Stock pursuant to the exercise of such option, and any such exercise shall be null and void. Termination for "cause" shall include: (i) the violation by the optionee of any reasonable rule or policy of the Company that results in damage to the Company or which, after notice to do so, the optionee fails to correct within a reasonable time; (ii) any willful misconduct or gross negligence by the optionee in the responsibilities assigned to him or her; (iii) any willful failure to perform his or her job as required to meet the objectives of the Company; (iv) any wrongful conduct of an optionee that has an adverse impact on the Company or that constitutes a misappropriation of the assets of the Company; (v) unauthorized disclosure of confidential information; or (vi) the optionee's performing services for any other company or person that competes with the Company while he or she is employed by or provides services to the Company, without the written approval of the chief executive officer of the Company. "Resignation in lieu of dismissal" shall mean a resignation by an optionee of employment with or service to the Company if (i) the Company has given prior notice to such optionee of its intent to dismiss the optionee for circumstances that constitute cause, or (ii) within two months of the optionee's resignation, the chief operating officer or the chief executive officer of the Company or the Board of Directors determines, which determination shall be final and binding, that such resignation was related to an act that would have led to a termination for cause.

                    (F) Amendment of Exercise Period Applicable to Termination. The Board of Directors, at the time of grant or, with respect to an option that is not an Incentive Stock Option, at any time thereafter, may extend the foregoing exercise periods any length of time not longer than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

                    (G) Failure to Exercise Option. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

                    (H) Transfers; Leaves. For purposes of this Section 6(a), a transfer of employment or other relationship between or among the Company and/or any of its subsidiaries shall not be deemed to constitute a termination of employment or other cessation of relationship with the Company or any of its subsidiaries. For purposes of this Section 6(a), unless otherwise determined by the Board of Directors, employment shall be deemed to continue while the optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Board of Directors) in accordance with the policies of the Company.

                    (I) Holding Period. Unless otherwise determined by the Board of Directors, with respect to any person subject to Section 16 of the Exchange Act, at least six months must elapse between the date of grant of the option and the date on which the shares of Common Stock acquired on exercise of the option are sold.

                    (J) Modification of Options. Subject to the requirements of
          Section 422 of the Code (with respect to Incentive Stock Options) and to the terms and conditions and within the limitations of the Plan, the Board of Directors may modify or amend outstanding options granted under the Plan. The modification or amendment of an outstanding option shall not, without the consent of the optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in the Plan, no outstanding option shall be terminated without the consent of the optionee. Unless the optionee agrees otherwise, any changes or adjustments made to outstanding Incentive Stock Options granted under this Plan shall be made in such a manner so as not to constitute a "modification," as defined in Section 425(h) of the Code, and so as not to cause any Incentive Stock Option issued hereunder to fail to continue to qualify as an Incentive Stock Option as defined in Section 422(b) of the Code.

               (v) Purchase of Shares. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Board of Directors, cash that may be the proceeds of a loan from the Company (provided that, with respect to an Incentive Stock Option, such loan is approved at the time of option grant)) or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. The fair market value of Common Stock provided in payment of the purchase price shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is exercised, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock as reported in The Wall Street Journal on the last trading day preceding the date the option is exercised, or such other reported value of the Common Stock as shall be specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made. With the consent of the Board of Directors (which, in the case of an Incentive Stock Option, shall be given only at the time of option grant), an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company Common Stock to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

               (vi) Restrictions. Shares issued on exercise of options granted under the Plan may be subject to restrictions on transfer, repurchase rights, or other restrictions as determined by the Board of Directors.

          (b) Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

               (i) Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under all incentive stock option plans (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

               (ii) Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value, as described in Section 6(b)(iv), of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

               (iii) Duration of Options. Subject to Sections 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

               (iv) Option Price. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in
     Section 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is granted, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the day preceding the date the option is granted, or, if there has been no sale on that date, on the last preceding date on which a sale occurred or such other value of the Common Stock as shall be specified by the Board of Directors.

               (v) Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the effective date of the Plan.

               (vi) Conversion of Incentive Stock Options. The Board of Directors may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

          (c) Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following terms and conditions in addition to those set forth in
Section 6(a) above:

               (i) Option Price. The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

               (ii) Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

     7. Stock Bonuses. The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. Unless otherwise determined by the Board of Directors, shares awarded as a stock bonus to an officer may not be sold until six months after the date of the award. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors, a recipient may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

     8. Restricted Stock. The Board of Directors may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All Common Stock issued pursuant to this Section 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of

Directors. Unless otherwise determined by the Board of Directors, shares issued under this Section 8 to an officer may not be sold until six months after the shares are issued. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

     9. Stock Appreciation Rights.

          (a) Grant. Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes.

          (b) Exercise.

               (i) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors.

               (ii) A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (2) the stock appreciation rights shall be exercisable only when the fair market value of the stock exceeds the option price of the related option; (3) the stock appreciation right shall be for no more than 100 percent of the excess of the fair market value of the stock at the time of exercise over the option price; (4) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (5) upon exercise of the option, the related stock appreciation right or portion thereof terminates. Unless otherwise determined by the Board of Directors, no stock appreciation right granted to an officer or director may be exercised during the first six months following the date it is granted.

               (iii) The Board of Directors may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

               (iv) For purposes of this Section 9, the fair market value of the Common Stock shall be determined as of the date the stock appreciation right is exercised, under the methods set forth in Section 6(b)(iv).

               (v) No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

               (vi) Each stock appreciation right granted in connection with an Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder's lifetime only by the holder; provided, however, that a stock appreciation right not granted in connection with an Incentive Stock Option shall also be transferable pursuant to a qualified domestic relations order, as defined under the Code or Title I of ERISA.

               (vii) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount.

               (viii) Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued. Cash payments of stock appreciation rights shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

     10. Cash Bonus Rights.

          (a) Grant. The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Board of Directors may prescribe. Unless otherwise determined by the Board of Directors, each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death or pursuant to a qualified domestic relations order, as defined under the Code or Title I of ERISA. The payment of a cash bonus shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

          (b) Cash Bonus Rights in Connection With Options. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part if, in the sole discretion of the Board of Directors, the bonus right will result in a tax deduction that the Company has sufficient taxable income to use. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus, if any, shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus, if any, shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right, including a previously granted bonus right, may be changed from time to time at the sole discretion of the Board of Directors but shall in no event exceed 75 percent.

          (c) Cash Bonus Rights in Connection With Stock Bonus. A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Board of Directors.

          (d) Cash Bonus Rights in Connection With Stock Purchases. A cash bonus right granted in connection with the purchase of stock pursuant to Section 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to Section 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount of any cash bonus to be awarded and timing of payment of a cash bonus shall be determined by the Board of Directors.

          (e) Taxes. The Company shall withhold from any cash bonus paid pursuant to Section 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

     11. Performance Units. The Board of Directors may grant performance units consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Board of Directors over a designated period of time, but not in any event more than 10 years. The goals established by the Board of Directors may include earnings per share, return on shareholders' equity, return on invested capital, and such other goals as may be established by the Board of Directors. In the event that the minimum performance goal established by the Board of Directors is not achieved at the conclusion of a period, no payment shall be made to the participants. In the event the maximum corporate goal is achieved, 100 percent of the monetary value of the performance units shall be paid to or vested in the participants. Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement as determined by the Board of Directors. Payment of an award earned may be in cash or in Common Stock or in a combination of both, and may be made when earned, or vested and deferred, as the Board of Directors determines. Deferred awards shall earn interest on the terms and at a rate determined by the Board of Directors. Unless otherwise determined by the

Board of Directors, each performance unit granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death. Each participant who has been awarded a performance unit shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. The payment of a performance unit in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.

     12. Foreign Qualified Grants. Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in Section 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

     13. Changes in Capital Structure.

          (a) Stock Splits; Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

          (b) Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party or a sale of all or substantially all of the Company's assets (each, a "Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

               (i) Outstanding options shall remain in effect in accordance with their terms.

               (ii) Outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

               (iii) The Board of Directors shall provide a 30-day period prior to the consummation of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period.

          (c) Dissolution of the Company. In the event of the dissolution of the Company, options shall be treated in accordance with Section 13(b)(iii).

          (d) Rights Issued by Another Corporation. The Board of Directors may also grant options, stock appreciation rights, performance units, stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance units granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

     14. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason; provided that the approval of the Company's shareholders is necessary within twelve months before or after the adoption by the Board of Directors of any amendment that will: (a) increase the number of shares of Common Stock to be reserved for the issuance of options under the Plan; (b) permit the granting of stock options to a class of persons other than those now permitted to receive stock options under the Plan; or (c) require shareholder approval under applicable law, including Section 16(b) of the Exchange Act. Except as provided in Sections 6(a)(iv), 9, 10 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

     15. Approvals. The obligations of the Company under the Plan may be subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange or quotations service on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

     16. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

     17. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

     18. Securities Regulations. Shares of Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable laws of foreign countries and other jurisdictions and the requirements of any quotation service or stock exchange on which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares hereunder. The inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability with respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. The Company may place a stop-transfer order against any shares of Common Stock on the official stock books and records of the Company, and a legend may be stamped on stock certificates to the effect that the shares of Common Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation. The Board of Directors may also require such other action or agreement by the optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK THEREUNDER.

1999 Stock Incentive Plan adopted by the Board of Directors on July 30, 1999.

PROXY
                     PACIFIC AEROSPACE & ELECTRONICS, INC.
                Annual Meeting of Shareholders, October 12, 1999
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                       PLEASE SIGN AND RETURN THIS PROXY

     The undersigned hereby appoints Donald A. Wright and Nick A. Gerde, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Pacific Aerospace & Electronics, Inc. (the "Company"), on October 12, 1999, and any adjournments of that meeting, with all powers that the undersigned would possess, if personally present, with respect to the following:

1.   ELECTION OF DIRECTORS:
     [_]  FOR all nominees except as marked to the contrary below.
     [_]  WITHOUT AUTHORITY to vote for all nominees listed below.

     (Instructions: To withhold authority to vote for any individual, strike a line through the nominee's name below.)

     Allen W. Dahl,           Werner Hafelfinger,      Dale L. Rasmussen,
     Robert M. Stemmler,      William A. Wheeler       and, Donald A. Wright

2.   APPROVAL OF THE 1999 STOCK INCENTIVE PLAN:
     [_] FOR           [_] AGAINST         [_] ABSTENTION

3.   RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS:
     [_] FOR           [_] AGAINST         [_] ABSTENTION

4. TRANSACTION OF ANY BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING. A MAJORITY OF THE PROXIES OR SUBSTITUTES AT THE MEETING MAY EXERCISE ALL THE POWERS GRANTED BY THIS PROXY.

                                  (Continued and to be signed on the other side)

The shares represented by this proxy will be voted as specified on the front of this proxy, but if no specification is made, this proxy will be voted (1) FOR the election of the six identified nominees as directors; (2) FOR the approval of the 1999 Stock Incentive Plan; and (3) FOR the ratification of the appointment of KPMG LLP as the Company's independent auditors. The proxies may vote in their discretion as to other matters that may come before this meeting.

                                      No. of Shares: ______ Date: ________, 1999


                                      _________________________________________
                                               Signature or Signatures

                                      Please date and sign above as your name is printed to the left of the signature line, including designation as executor, trust, etc., if applicable. A corporation must be signed for by the president or other authorized officer.

                                      The Annual Meeting of Shareholders of
                                      Pacific Aerospace & Electronics, Inc. will be held at the West Coast Wenatchee Convention Center, located at 121 North Wenatchee Avenue, Wenatchee, Washington, on October 12, 1999, at 3:00 p.m. Pacific Daylight Time.

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself. The beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.